                                    LOGO                              EXHIBIT 5
                          UNION PLANTERS CORPORATION




August 23, 1995


Union Planters Corporation
7130 Goodlett Farms Parkway
Memphis, Tennessee  38018

         Re: 317,459 shares of the 8% Cumulative, Convertible Preferred Stock, Series E, having no par value, of Union Planters Corporation ("UPC")

Gentlemen:

The undersigned has participated in the preparation of a registration statement on Form S-4 (the "Registration Statement") for filing with the Securities and Exchange Commission in respect to not more than 317,459 shares of UPC's 8% Cumulative, Convertible Preferred Stock, Series E (the "Series E Stock") and 396,824 shares of UPC's Common Stock issuable upon conversion thereof (the "UPC Common Stock") (shares of the Series E Stock and UPC Common Stock to which the Registration Statement relate are hereinafter collectively referred to as the "Shares") which may be issued by UPC pursuant to an Agreement and Plan of Reorganization dated as of April 25, 1995, as amended by Letter Agreement dated July 28, 1995 by and between UPC, Eastern National Bank and ENB Interim National Bank (the "Agreement").

For purposes of rendering the opinion expressed herein, the undersigned has examined UPC's corporate charter and all amendments thereto; UPC's by-laws and amendments thereto; the Agreement and such of UPC's corporate records as the undersigned has deemed necessary and material to rendering the undersigned's opinion. The undersigned has relied upon certificates of public officials and representations of UPC officials, and has assumed that all documents examined by the undersigned as originals are authentic, that all documents submitted to the undersigned as photocopies are exact duplicates of original documents, and that all signatures on all documents are genuine.

Further, the undersigned is familiar with and has supervised all corporate action taken in connection with the authorization of the issuance and offering of the subject securities.

Based upon and subject to the foregoing and subsequent assumptions, qualifications and exceptions, it is the undersigned's opinion that:

1. UPC is a duly organized and validly existing corporation in good standing under the laws of the State of Tennessee and has all requisite power and authority to issue, sell and deliver the subject securities, and to carry on its business and own its property; and

2. The Shares have been duly authorized and when issued by UPC in accordance with the Agreement, the Shares will be fully paid and nonassessable.

Union Planters Corporation
August 23, 1995
Page 2





The opinion expressed above is limited by the following assumptions, qualifications and exceptions.

        (a) The undersigned is licensed to practice law only in the State of Tennessee and expresses no opinion with respect to the effect of any laws other than those of the State of Tennessee and of the United States of America.

        (b) The opinion stated herein is based upon statutes, regulations, rules, court decisions and other authorities existing and effective as of the date of this opinion, and the undersigned undertakes no responsibility to update or supplement said opinion in the event of or in response to any subsequent changes in the law or said authorities, or upon the occurrence after the date hereof of events or circumstances that, if occurring prior to the date hereof, might have resulted in a different opinion.

        (c) This opinion has been rendered solely for the benefit of Union Planters Corporation and no other person or entity shall be entitled to rely hereon without the express written consent of the undersigned.

        (d) This opinion is limited to the legal matters expressly set forth herein, and no opinion is to be implied or inferred beyond the legal matters expressly so addressed.

The undersigned hereby consents to the undersigned being named as a party rendering a legal opinion under the caption "Validity of UPC Series E Preferred Stock and UPC Common Stock" in the Prospectus constituting part of the Registration Statement and to the filing of this opinion with the Securities and Exchange Commission as well as all state regulatory bodies and jurisdictions where qualification is sought for the sale of the subject securities.

The undersigned is an officer of, and receives compensation from UPC and therefore is not independent from UPC.


Very truly yours,



UNION PLANTERS CORPORATION


By:  /s/ E. James House, Jr.
     -----------------------
         E. James House, Jr.